EXHIBIT 99.1

HealthTronics, Inc. Announces Fourth Quarter and Annual Results

AUSTIN, Texas, March 6, 2008 (BUSINESS WIRE) -- HealthTronics, Inc. (NASDAQ:HTRN), a leading provider or Urology services and products, today announced its financial results for the quarter and year ended December 31, 2007.

Fourth Quarter 2007

Revenue from continuing operations for the fourth quarter 2007 totaled $36.1 million, up from $33.4 million in the fourth quarter of 2006 and $36.0 million in the third quarter 2007. The Company's loss from continuing operations for the fourth quarter of 2007, in accordance with generally accepted accounting principles ("GAAP"), totaled $15.5 million or $0.44 per diluted share, which compares to a loss of $17.3 million or $0.49 cents per diluted share in the fourth quarter of 2006. Excluding a $20.8 million non-cash charge for goodwill impairment recorded in the fourth quarter of 2007, the Company recorded income from continuing operations of $1.1 million, or $0.03 per diluted share.

The Company's adjusted EBITDA from continuing operations for the fourth quarter 2007 was $5.2 million, which compares to $2.7 million in the fourth quarter of 2006. The earnings growth was driven by revenue from both the Urology Services division and the Medical Products division. Urology Services division growth resulted from increased sales from existing partnerships and the acquisition of our interest in the Keystone partnership. Medical Products division growth resulted from revenue increases at both the ClariPath lab and the service and maintenance business. The 2007 adjusted EBITDA includes approximately $900,000 of income related to the Company’s former Swiss manufacturing subsidiary’s insolvency proceedings.

Full Year 2007

Revenue from continuing operations for the year ended December 31, 2007 totaled $140.4 million as compared to $142.9 million for the year ended December 31, 2006. The Company’s loss from continuing operations in 2007, in accordance with generally accepted accounting principles (“GAAP”), totaled $14.5 million or $0.41 per share on a diluted basis compared to $16.4 million in 2006, or $0.47 per diluted share. These losses were due to goodwill impairment charges recorded in the fourth quarter of both years. The Company’s adjusted EBITDA for 2007 was $17.3 million compared to $17.9 million in 2006.

The Company had cash and cash equivalents totaling $25.2 million and $27.9 million as of December 31, 2007 and December 31, 2006, respectively. The Company had cash flows from operations totaling $61.9 million, which compares to cash flow from operations of $48.9 million for fiscal year 2006. In addition, net working capital was approximately $56 million and there were no monies drawn on HealthTronics’ $50 million revolving line of credit.

Urology Services

Urology Services division revenue for the fourth quarter of 2007 was $31.9 million, up 5 percent from the $30.3 million recorded in the fourth quarter of 2006. Divisional adjusted EBITDA was $4.7 million for Urology Services, or fifteen percent of revenue in the fourth quarter of 2007 which was up slightly from the fourth quarter of 2006. Same store partnership revenue was up 5% in the fourth quarter as volumes at these partnerships also increased 5% from the fourth quarter of 2006.

Medical Products

Medical Products division revenue for the fourth quarter of 2007 was $4.1 million compared to $3.0 million in the fourth quarter of 2006. Divisional adjusted EBITDA was $1.3 million in the fourth quarter 2007, which compares to a loss of $952,000 in the fourth quarter of 2006.

Business Outlook

James Whittenburg, President and Chief Executive Officer, commented, "The fourth quarter results exceeded our forecasts, absent the goodwill charge, and the year concluded a vigorous period of transformation for HealthTronics. Most importantly, we stabilized our core Urology Services business as indicated by the same store partnership metrics in the fourth quarter. During the year, we also implemented new growth initiatives, including the introduction of our TotalRad urology focused radiation therapy center concept, expanded the ClariPath laboratory business, and deployed additional units of the RevoLix BPH surgical laser. We also expanded our partnership network with the purchase of our interest in the KeyStone partnership.”

Mr. Whittenburg continued, “We have exceeded our internal forecast for the fourth consecutive quarter. Our base business is now in a position to sustain growth as exhibited by our performance in the back half of 2007. Absent the proceeds from the bankruptcy court, the fourth quarter adjusted EBITDA is a good indicator of the type of quarterly financial results HealthTronics should deliver in 2008. Our base business EBITDA is on a $19 million annual run rate while we expect to invest approximately $2 million on our radiation therapy initiative during 2008. We will continue to look for opportunistic acquisitions and growth opportunities that will either expand our footprint in Urology Services or expand our product offerings in Medical Products.”

Conference Call and Webcast:
Management of HealthTronics will host a conference call today at 5:00 pm EDT. Interested parties may participate in the call by dialing 1-877-879-6184 (International callers dial 1-719-325-4812) and ask for the "HealthTronics Q4 2007 Earnings" call (confirmation code: 5820462). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be web cast live via the Investors section of HealthTronics' web site at www.healthtronics.com. To listen to the live web cast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be available on the HealthTronics web site for approximately two weeks.

HealthTronics' Use of Non-GAAP Financial Measures:

This press release includes financial measures for net income (loss), income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In this press release, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics' net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics' operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as "Adjusted EBITDA." Minority interest is a GAAP measure intended to reflect our partner's share of our consolidated net income and not our partner's share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners' share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics' operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics' operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting HealthTronics' business than could be obtained absent this disclosure.

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology including urologist partnership opportunities, surgical and capital-imaging equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

Statements by the Company's management in this press release or during the conference call announced in this press release that are not strictly historical, including statements regarding plans, objectives and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among others, the existence of demand for and acceptance of HealthTronics' products and services, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

CONTACT:
HealthTronics, Inc.
Ross Goolsby, Senior Vice President and Chief Financial Officer
ross.goolsby@healthtronics.com
(512) 314-4554
www.healthtronics.com

HEALTHTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

($ in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Urology Services	$31,890	$30,290	$122,736	$123,265
Medical Products	4,100	3,030	17,101	19,080
Other	159	128	581	546

Total revenue	36,149	33,448	140,418	142,891

Cost of services and general and administrative expenses:
Urology Services	13,364	14,014	53,490	51,262
Medical Products	3,148	3,801	11,225	16,797
Selling, general and administrative	2,925	4,971	15,884	20,298
Impairment charges	20,800	20,600	20,800	20,600
Depreciation and amortization	2,768	2,943	11,107	11,275

	43,005	46,329	112,506	120,232

Operating income	(6,856)	(12,881)	27,912	22,659
Other income (expenses):
Interest and dividends	312	259	1,146	755
Interest expense	(185)	(251)	(829)	(1,146)

	127	8	317	(391)

Income from continuing operations before provision
for income taxes and minority interest	(6,729)	(12,873)	28,229	22,268
Minority interest in consolidated income	12,570	10,247	45,568	43,277
Provision (benefit) for income taxes	(3,809)	(5,825)	(2,854)	(4,563)

Income (loss) from continuing operations	(15,490)	(17,295)	(14,485)	(16,446)
Income (loss) from discontinued operations, net of tax	(36)	(7,840)	(147)	25,129

Net income	$(15,526)	$(25,135)	$(14,632)	$8,683

Basic earnings per share:
Income (loss) from continuing operations	$(0.44)	$(0.49)	$(0.41)	$(0.47)
Income (loss) from discontinued operations	$--	$(0.22)	$--	$0.72

Net income	$(0.44)	$(0.71)	$(0.41)	$0.25

Weighted average shares outstanding	35,425	35,373	35,421	35,157

Diluted earnings per share:
Income (loss) from continuing operations	$(0.44)	$(0.49)	$(0.41)	$(0.47)
Income (loss) from discontinued operations	$--	$(0.22)	$--	$0.72

Net income	$(0.44)	$(0.71)	$(0.41)	$0.25

Weighted average shares outstanding	35,425	35,373	35,424	35,347

HealthTronics, Inc. Consolidated Balance Sheets (Unaudited)

($ in thousands)	December 31, 2007	December 31, 2006
ASSETS
Total current assets	$74,214	$71,825
Property and equipment, net	33,019	34,270
Assets held for sale	--	1,258
Goodwill	217,505	229,261
Other assets	11,318	10,119

	$336,056	$346,733

LIABILITIES
Total current liabilities	$17,692	$30,123
Long-term debt, net of current portion	4,194	5,673
Liabilities held for sale	--	258
Other long-term liabilities	30,099	25,058

Total liabilities	51,985	61,112
Minority interest	41,653	30,104
Total stockholders' equity	242,418	255,517

	$336,056	$346,733

HealthTronics, Inc. Supplemental Financial Information Continuing Operations For the Periods Ended December 31, 2007 and 2006 Unaudited In thousands, except per share data

	4th Quarter		Year to Date
	2007	2006	2007	2006
Summary of Results from Operations
Revenues	$36,149	$33,448	$140,418	$142,891
EBITDA(a)	$17,757	$12,899	$62,878	$61,145
Adjusted EBITDA(a)	$5,187	$2,652	$17,310	$17,868
Net Income (loss) from Continuing Operations	$(15,490)	$(17,295)	$(14,485)	$(16,446)
Net Income	$(15,526)	$(25,135)	$(14,632)	$8,683
EPS from Continuing Operations	$(0.44)	$(0.49)	$(0.41)	$(0.47)
EPS	$(0.44)	$(0.71)	$(0.41)	$0.25
Number of Shares	35,425	35,373	35,424	35,347
Segment Information
Revenues:
Urology Services	$31,890	$30,290	$122,736	$123,265
Medical Products	$4,100	$3,030	$17,101	$19,080
Adjusted EBITDA(a):
Urology Services	$4,746	$4,712	$18,691	$23,567
Medical Products	$1,336	$(952)	$3,057	$(597)
Other Information:
Cashflow from Operations	$16,313	$12,046	$61,877	$48,892
Net Draws (Payments) on Senior Credit Facility	$--	$--	$--	$(124,063)
Net Debt	$(16,672)	$(16,520)	$(16,672)	$(16,520)

(a) See accompanying reconciliation of EBITDA and Adjusted EBITDA

HealthTronics, Inc. Non-GAAP Financial Measures Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Periods Ended December 31, 2007 and 2006 Unaudited In thousands

	4th QTR		Year to Date
Consolidated	2007	2006	2007	2006
Income (loss) from Continuing Operations	$(15,490)	$(17,295)	$(14,485)	$(16,446)
Add Back(deduct):
Provision for income taxes	(3,809)	(5,825)	(2,854)	(4,563)
Interest expense	185	251	829	1,146
Depreciation and amortization	2,768	2,943	11,107	11,275
Restructuring costs	403	1,039	803	4,234
Impairment of goodwill	20,800	20,600	20,800	20,600
Stockbased compensation costs	330	939	1,110	1,622

Adjusted EBITDA	5,187	2,652	17,310	17,868
Add Back:
Minority interest expense	12,570	10,247	45,568	43,277

EBITDA	$17,757	$12,899	$62,878	$61,145

Urology Services Segment
Revenues	$31,890	$30,290	$122,736	$123,265
Expenses:
Cost of Services	(14,728)	(15,602)	(58,941)	(57,247)
Other Income (Expenses)	171	90	523	294

EBITDA	17,333	14,778	64,318	66,312
Minority interest expense	(12,587)	(10,279)	(45,627)	(43,358)

Adjusted EBITDA before add backs:	$4,746	$4,499	$18,691	$22,954

Add Backs:
Restructuring costs	--	213	--	613

Adjusted EBITDA	$4,746	$4,712	$18,691	$23,567

Medical Products Segment
Revenues	$4,100	$3,030	$17,101	$19,080
Expenses:
Cost of Services	(2,791)	(4,644)	(14,140)	(20,430)
Other Income (Expenses)	11	12	38	55

EBITDA	1,320	(1,602)	2,999	(1,295)
Minority interest expense	16	33	58	81

Adjusted EBITDA before add backs:	$1,336	$(1,569)	$3,057	$(1,214)

Add Backs:
Restructuring costs	--	617	--	617

Adjusted EBITDA	$1,336	$(952)	$3,057	$(597)